UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549
___________________________________
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
___________________________________

Date of Report (Date of earliest event reported):  December 4, 2008

COMMSCOPE, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	001-12929 (Commission File Number)	36-4135495 (I.R.S. Employer Identification Number)
1100 CommScope Place, SE P.O. Box 339 Hickory, North Carolina 28602 (Address of principal executive offices)
Registrant’s telephone number, including area code: (828) 324-2200

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)  Compensatory Arrangements of Certain Officers

On December 4, 2008, the Board of Directors of CommScope, Inc. (the “Company”) approved a form of Amended and Restated Severance Protection Agreement (the “Severance Agreement”).  The Company intends to enter into a Severance Agreement in the approved form with each of its named executive officers, each of whom is a party to an existing severance protection agreement.  The existing severance protection agreements, which were entered into by certain executives in 1997 and by other executives from time to time thereafter, will be superseded by the Severance Agreements.  The Severance Agreement was revised to make certain changes required to comply with Sections 409A and 162(m) of the Internal Revenue Code (the “Code”) and to make certain other changes.

The principal changes contained in the Severance Agreement are (i) to amend the term of the agreement, the result of which is that, in the absence of a notice not to extend the term, the remaining term will at all times be two to three years, (ii) to amend the definition of Change in Control to conform to the definition used in the Company’s 2006 Long-Term Incentive Plan and Annual Incentive Plan (see below), (iii) to amend the definition of Pro-Rata Bonus to mean the pro-rated actual bonus paid or payable under the Company’s Annual Incentive Plan in respect of the fiscal year of the Company immediately prior to the year in which the termination occurs, rather than the target bonus for the year of termination, (iv) to specify the circumstances under which severance benefits are available upon a termination of employment prior to a Change in Control (as defined), and (v) to specify the timing of payments and reimbursements to be made pursuant to the Severance Agreement.  In all other material respects, the Severance Agreement is substantially the same as the existing severance protection agreements.  As revised, the material terms of the Severance Agreement are as follows.

The initial term of the Severance Agreement will expire on December 31, 2011, and on January 1, 2010 and each January 1 thereafter, the term will automatically extend for one additional year unless either party gives at least ninety days’ notice of non-extension.  Notwithstanding the foregoing, following the occurrence of a Change in Control the term shall not expire prior to the expiration of twenty-four months following such Change in Control.

If an executive is terminated within twenty-four months following a Change in Control (y) by the Company without Cause (as defined) or (z) by the executive for Good Reason (as defined), the executive shall be entitled to receive, in addition to all compensation earned or accrued through the date of termination, (i) an amount equal to one and a half times (two times in the case of the chief executive officer) the sum of (A) such executive’s base salary at the time of the Change in Control (or, if greater, at any time thereafter) (the “Base Amount”) and (B) the target annual bonus payable to such executive in respect of the fiscal year immediately prior to that in which the termination date occurs (the “Target Bonus”) (such sum, the “Severance Payment”), (ii) an amount equal to the actual bonus paid or payable to such executive in respect of the fiscal year immediately prior to that in which the termination date occurs, pro-rated to reflect the number of days such executive was employed by the Company during the year of termination (a “Pro-Rata Bonus”), (iii) continuation of the life insurance, disability, medical, dental and hospitalization coverages and benefits provided to such executive immediately prior to the Change in Control (or, if greater, the coverages and benefits provided at any time thereafter) for a period of eighteen months (twenty-four months in the case of the chief executive officer) (the “Continuation Period”), (iv) payment or reimbursement of outplacement services in an amount not to exceed twenty-five percent of the sum of (A) the Base Amount and (B) the Target Bonus, (v) payment or reimbursement of up to $2,000 for tax and financial planning services in respect of the calendar year in which the Severance Payment is made and (vi) payment or reimbursement for the cost of relocation to such executive’s place of residence immediately prior to any relocation such executive made for purposes of employment by the Company after July 1, 1995.   If an executive is terminated by reason of death or disability, in addition to all compensation earned or accrued through the date of termination, the executive shall be entitled to receive a Pro-Rata Bonus.

Pursuant to the Severance Agreement, a termination will be deemed to have occurred after a Change in Control if an executive is terminated by the Company without Cause at any time prior to a Change in Control and such termination (i) occurs after the Company entered into a definitive agreement, the consummation of which would constitute a Change in Control, or (ii) such executive reasonably demonstrates that such termination was at the request of a third party who has indicated an intention or has taken steps reasonably calculated to effect a Change in Control.

The principal change to the definition of Change in Control from that set forth in the existing agreements is that it provides that a Change in Control shall occur in the event of, among other things, the consummation of certain corporate events such as a merger, consolidation, reorganization, liquidation, dissolution, or sale of substantially all of the assets of the Company, as opposed to the stockholder approval of any such events.

If, at the end of the Continuation Period, an executive is not employed by another employer, such executive will receive, for up to an additional six months, a payment equal to one-twelfth of the sum of (A) the Base Amount and (B) the Target Bonus, payable at the end of each of the six months following the end of the Continuation Period, or, if earlier, until such executive obtains subsequent employment.  In addition, continuation of life, disability, medical, dental and hospitalization coverages shall be extended for an additional six months, or, if earlier, until such executive obtains such coverage through a subsequent employer’s plans.

In the event that it is determined that any payment or distribution of any benefit to an executive is or will be subject to the excise tax imposed by Section 4999 of the Code, such executive will be entitled to a gross-up payment intended to indemnify such executive for this excise tax.  This benefit and the post-Continuation Period benefits described in the immediately preceding paragraph, have been provided pursuant to the existing form of severance protection agreement since 1997.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 9, 2008

COMMSCOPE, INC.

By:	/s/ Frank B. Wyatt, II
Name: Frank B. Wyatt, II
Title: Senior Vice President, General Counsel and Secretary